Two Harbors Investment Corp. Announces Chief Investment Officer Transition New York, August 6, 2019 – Two Harbors Investment Corp. (NYSE: TWO) today announced that Bill Roth, Two Harbors’ Vice President and Chief Investment Officer, intends to retire from the company on December 31, 2019. Mr. Roth also intends to retire as a director of the company at the same time. Mr. Roth will remain with Two Harbors through the remainder of the year in order to assist in the transition of his duties and responsibilities. Upon Mr. Roth’s retirement, the Board of Directors intends to appoint each of William Greenberg and Matthew Koeppen to serve in the role of Vice President and Co- Chief Investment Officer. “I’d like to congratulate Bill, on behalf of Two Harbors, on his retirement at the end of this year. He has provided invaluable service to our company since inception in 2009,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Under Bill’s leadership, we have built a strong investment team with an acute focus on risk management and hedging. We are also pleased to announce the appointment of Bill and Matt as Co-Chief Investment Officers beginning in 2020. We expect that their transition will be seamless given their expertise and years of experience with the company.” “I am very grateful for having had the opportunity to lead our investment team since our formation,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We have assembled a great team to take the company forward and I am very excited about the opportunities ahead for Two Harbors.” More about William Greenberg and Matt Koeppen William Greenberg has been with Two Harbors since 2012. Most recently, he has served as Managing Director, Co-Deputy Chief Investment Officer of the Company since June 2018, with primary responsibility for the investment and hedging strategy of the company’s portfolio of conventional MSR, as well as managing the investment securities portfolio. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, Mr. Greenberg was a Managing Director at UBS AG, holding a variety of senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Additionally, Mr. Greenberg was co-head of trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. Matthew Koeppen has been with Two Harbors since 2010. Most recently, he has served as Managing Director, Co-Deputy Chief Investment Officer of the Company since June 2018, with primary responsibility for the investment and hedging strategy of the company’s investment securities portfolio. Mr. Koeppen has over 20 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2010, Mr. Koeppen held a variety of positions with Black River Asset Management, which was a division of Cargill, Inc. Mr. Koeppen served as a Managing Director of Business Development, where he was responsible for a variety of initiatives to diversify and grow assets under management. From 2003 to 2007, Mr. Koeppen was a Managing Director and Portfolio Manager for Black River Asset Management. In this role, he was responsible for managing a securitized products portfolio. From 1996 to 2003, Mr. Koeppen was a Vice President in the Financial Markets Group for Cargill, where he traded Agency and non-Agency

RMBS and municipal bonds. Mr. Koeppen received a B.A. degree in Financial Management from the University of St. Thomas. Two Harbors Investment Corp. Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com. Additional Information Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone 612-629-2500. Contact Investors: Margaret Field, Investor Relations, Two Harbors Investment Corp., 212-364-3663, margaret.field@twoharborsinvestment.com.